Exhibit 99.1

LIMITED BRANDS REPORTS 2005 THIRD QUARTER RESULTS

— AUTHORIZES ADDITIONAL SHARE REPURCHASE PROGRAM —

Columbus, Ohio, November 17, 2005 — Limited Brands (NYSE: LTD) today reported 2005 third quarter results.

Third Quarter Results

On a reported basis, the Company lost $0.03 per share for the third quarter compared to earnings of $0.16 per share last year. Last year’s result includes a gain of $0.06 per share related to the New York & Company initial public offering and a $0.03 per share tax benefit primarily from the favorable settlement of state tax matters. Operating income was $2.7 million compared to $53.1 million last year, and net (loss) income was ($12.3) million compared to $78.3 million last year.

On an adjusted basis, the Company lost $0.03 per share for the third quarter compared to earnings of $0.10 per share last year, operating income was $2.7 million compared to $53.1 million last year, and net (loss) income was ($12.3) million compared to $49.7 million last year. Last year’s result includes a $0.03 per share tax benefit primarily from the favorable settlement of state tax matters.

Comparable store sales for the quarter ended October 29, 2005 decreased 3% and net sales of $1.892 billion were flat compared to sales of $1.891 billion last year.

Year-to-Date Results

On a reported basis, earnings per share were $0.30 for the nine months ended October 29, 2005 compared to $0.66 last year. Operating income was $254.8 million compared to $399.5 million last year, and net income was $123.9 million compared to $322.9 million last year.

On an adjusted basis, year-to-date earnings per share were $0.30 compared to $0.52 last year, operating income was $254.8 million compared to $399.5 million last year, and net income was $123.9 million compared to $254.8 million last year.

Comparable store sales for the nine months ended October 29, 2005 decreased 3% and net sales of $6.157 billion increased 1% compared to sales of $6.080 billion last year.

Share Repurchase Program

The Company repurchased $33 million of shares under its existing $100 million program during the third quarter, bringing the total dollar amount of shares repurchased this year to $233 million. As part of its ongoing strategy to return value to its shareholders, the Company’s Board of Directors has authorized a $200 million share repurchase program, which incorporates the $67 million remaining under the previous program.

2005 Outlook

The Company is comfortable with the current First Call consensus earnings estimate for the fourth quarter of $1.00 per share.

Adjusted Results

Adjusted results, which are non-GAAP financial measures, are presented in order to improve investors’ understanding of financial results and improve comparability of financial information from period to period. Please refer to the attached income statements for the quarter for a reconciliation of reported and adjusted results. Adjusted results as reported above include the following:

Adjustments Related to New York & Company:

•	Adjustment to exclude a third quarter 2004 pretax non-operating gain of $45.7 million, or $0.06 per share, related to the New York & Company initial public offering.
•	Adjustment to exclude a first quarter 2004 pretax non-operating gain of $44.9 million, or $0.06 per share, resulting from the repayment of New York & Company’s $75 million subordinated note held by Limited Brands plus accrued interest of approximately $10 million. The note was repaid prior to its scheduled maturity of November 26, 2009. Additionally, New York & Company purchased warrants representing approximately 13% of New York & Company’s common equity held by Limited Brands, for $20 million. The note and warrants were part of the consideration received by Limited Brands for the sale of New York & Company in November 2002.

Adjustment Related to Galyan’s Trading Company:

•	Adjustment to exclude a second quarter 2004 pretax non-operating gain of $17.6 million, or $0.02 per share, resulting from the sale of the Company’s remaining interest in Galyan’s Trading Company.

To hear the Company’s live third quarter earnings conference call, log on to www.LimitedBrands.com at 8:00 a.m. EST on Thursday, November 17, 2005, or call 1-877-601-1433. To hear a replay of the earnings call, dial 1-800-337-6551, followed by the ID code LTD (583). An audio replay of the conference call, as well as additional financial information, will also be available at www.LimitedBrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Bath & Body Works, C.O. Bigelow, Express, Express Men’s, Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates 3,677 specialty stores. Victoria’s Secret products are also available through the catalogue and www.VictoriasSecret.com. Bath & Body Works products are also available at www.BathandBodyWorks.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the third quarter earnings call or made by the Company or management of the Company involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the third quarter earnings call or otherwise made by the Company or management: risks associated with general economic conditions, consumer confidence and consumer spending patterns; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; risks associated with the seasonality of the Company’s business; risks associated with changes in weather patterns; risks associated with the highly competitive nature of the retail industry generally and the segments in which we operate particularly; risks related to consumer acceptance of the Company’s products and the Company’s ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance the Company’s brand image; risks associated with the Company’s ability to retain, hire and train key personnel and management; risks associated with the possible inability of the Company’s manufacturers to deliver products in a timely manner or meet quality standards; risks associated with the Company’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, risks related to political instability, risks associated with legal and regulatory matters, risks related to duties, taxes, other charges and quotas on imports, risks related to local business practices and political issues and risks related to currency and exchange rates; risks associated with the possible lack of availability of suitable store locations on appropriate terms; risks associated with increases in the costs of mailing, paper and printing; risks associated with our ability to service any debt we incur from time to time and as well as the requirements the agreements related to such debt impose upon us; risks associated with the Company’s reliance on information technology, including risks related to the implementation of new information technology systems and risks related to utilizing third parties to provide information technology services; risks associated with natural disasters and risks associated with rising energy costs. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the third quarter earnings call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

###

For	further information, please contact:

Tom Katzenmeyer

Senior Vice President, Investor, Media and Community Relations

Limited Brands 614-415-7076

www.LimitedBrands.com

(attachments: Consolidated Statements of Income and Reconciliation of Adjusted Results, pages 4-5)

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF ADJUSTED RESULTS

THIRTEEN WEEKS ENDED OCTOBER 29, 2005 AND OCTOBER 30, 2004

(Unaudited)

(In thousands except per share amounts)

	2005	2004
	Reported	Reported	Adjustments	Adjusted
Net Sales	$1,891,551	$1,890,855	—	$1,890,855
Gross Income	580,429	611,404	—	611,404
General, Administrative and Store Operating Expenses	(577,758)	(558,259)	—	(558,259)

Operating Income	2,671	53,145	—	53,145
Interest Expense	(24,561)	(13,234)	—	(13,234)
Interest Income	3,645	7,123	—	7,123
Other (Loss) Income	(1,063)	53,311	(45,668)	7,643

(Loss) Income Before Income Taxes	(19,308)	100,345	(45,668)	54,677
(Benefit) Provision for Income Taxes	(7,000)	22,000	(17,000)	5,000

Net (Loss) Income	($12,308)	$78,345	(28,668)	$49,677

Net (Loss) Income Per Share	($0.03)	$0.16		$0.10

Weighted Average Shares Outstanding	400,803	479,898		479,898

See Attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF ADJUSTED RESULTS

THIRTY-NINE WEEKS ENDED OCTOBER 29, 2005 AND OCTOBER 30, 2004

(Unaudited)

(In thousands except per share amounts)

	2005	2004
	Reported	Reported	Adjustments	Adjusted
Net Sales	$6,157,384	$6,079,890	—	$6,079,890
Gross Income	1,979,363	2,079,818	—	2,079,818
General, Administrative and Store Operating Expenses	(1,724,520)	(1,680,358)	—	(1,680,358)

Operating Income	254,843	399,460	—	399,460
Interest Expense	(69,519)	(36,924)	—	(36,924)
Interest Income	13,243	23,556	—	23,556
Other Income (Loss)	347	95,225	(90,525)	4,700
Gain on Investee's Stock	—	17,617	(17,617)	—

Income From Continuing Operations Before Income Taxes	198,914	498,934	(108,142)	390,792
Provision for Income Taxes	75,000	176,000	(40,000)	136,000

Net Income	$123,914	$322,934	$(68,142)	$254,792

Net Income Per Share	$0.30	$0.66		$0.52

Weighted Average Shares Outstanding	412,486	491,878		491,878

See Attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

LIMITED BRANDS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND

RECONCILIATION OF ADJUSTED RESULTS

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2004

In the first quarter of 2004, adjusted results exclude a $44.9 million pretax, non-operating gain resulting from the repayment of New York & Company’s $75 million subordinated note held by Limited Brands plus accrued interest of approximately $10 million. The note was repaid prior to its scheduled maturity of November 26, 2009. Additionally, New York & Company purchased warrants representing approximately 13% of New York & Company’s common equity held by Limited Brands, for $20 million. The note and warrants were part of the consideration received by Limited Brands for the sale of New York & Company in November 2002.

In the second quarter of 2004, adjusted results exclude a $17.6 million pretax, non-operating gain resulting from the sale of our remaining interest in Galyan’s Trading Company.

In the third quarter of 2004, adjusted results exclude a $45.7 million pretax, non-operating gain related to proceeds that Limited Brands received in connection with New York & Company’s initial public offering.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.